Exhibit 23.2

DEGOLYER AND MACNAUGHTON

5001 Spring Valley Road

Suite 800 East

Dallas, Texas 75244

June 30, 2014

Oasis Petroleum Inc.

1001 Fannin Street, Suite 1500

Houston, Texas 77002

Ladies and Gentlemen:

We hereby consent to the references to DeGolyer and MacNaughton in the Registration Statement on Form S-4 (the Registration Statement) of Oasis Petroleum Inc. and the related prospectus that is a part thereof to be filed with the United States Securities and Exchange Commission on June 30, 2014. We also consent to the use in and incorporation by reference in the Registration Statement and prospectus of information contained in our “Appraisal Report as of December 31, 2011, on Certain Properties owned by Oasis Petroleum Inc.”, our “Appraisal Report as of December 31, 2012 on Certain Properties owned by Oasis Petroleum Inc.” and our “Appraisal Report as of December 31, 2011 on Certain Properties owned by Oasis Petroleum Inc.” We further consent to specific references to DeGolyer and MacNaughton as the independent petroleum engineering firm under the heading “Experts” in the Registration Statement.

Very truly yours,

/s/ DeGOLYER and MacNAUGHTON

DeGOLYER and MacNAUGHTON
Texas Registered Engineering Firm F-716